Exhibit No. 99.3

SHEARSON FINANCIAL NETWORK AND SUBSIDIARIES
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

Introduction to Pro Forma Consolidated Financial Statements	F-1

Pro Forma Consolidating Balance Sheet as of September 30, 2006 (Unaudited)	F-2

Pro Forma Consolidating Statements of Operations for the nine months ended September 30, 2006 (Unaudited)	F-3

Notes to Pro Forma Consolidated Financial Statements	F-4

Shearson Financial Network, Inc.

Introduction of Pro Forma Consolidated Financial Statements

(UNAUDITED)

The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2006 gives effect to the Acquisition as if the Acquisition occurred on January 1, 2006. The accompanying unaudited pro forma consolidated statement of operations for the nine month's ended September, 30 2006, gives effect to the Acquisition as if it occurred on the first day of the period presented, January 1, 2006.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the results that would have occurred if the Acquisition had occurred on the first day of the period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or financial position of the Company and should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated financial statements.

SHEARSON FINANCIAL NETWORK, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATING BALANCE SHEET
SEPTEMBER 30, 2006

	Shearson Financial	Real Property	Pro Forma Adjustments		Pro Forma
	Network	Technologies	Debit	Credit	Amount
ASSETS:
Current assets:
Cash	$1,404,067	$980,721		(980,721)	1,404,067
Loans available for sale	32,127,126				32,127,126
Loan receivable	2,073,375				2,073,375
Accounts receivable	5,527,146	4,540,527		(4,540,527)	5,527,146
Other current assets	1,386,405	1,035,645		(1,035,645)	1,386,405
Total current assets	42,518,119	6,556,893			42,518,119

Fixed assets:
Property and equipment, net	26,718,992	611,308		(611,308)	26,718,992
Total fixed assets	26,718,992	611,308			26,718,992

Other assets:
Goodwill	14,269,279	-	1,107,726		15,377,005
Other assets	927,007	-			927,007
Total other assets	15,196,286	-			16,304,012

TOTAL ASSETS	$84,433,396	$7,168,201			$85,541,122

LIABILITIES AND STOCKHOLER'S EQUITY

LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$1,189,463	$145,326		(145,326)	1,189,463
Capital lease obligations	-	190,801		(190,801)	-
Bridge notes payable	819,682				819,682
Accrued interest payable	307,920				307,920
Notes payable	1,160,183				1,160,183
Notes payable - related party	808,396				808,396
Line of credit	32,377,707	750,000		(750,000)	32,377,707
Total current liabilities	36,663,351	1,086,127			36,663,351

TOTAL LIABILITIES	36,663,351	1,086,127			36,663,351

Stockholders' equity:
Common stock	240,112				240,112
Preferred Stock	44,250,000				44,250,000
Additional paid-in capital	27,661,396	168,865		(168,865)	27,661,396
Current Year Earnings	4,450,211	1,107,726			5,557,937
Accumulated (deficit)	(28,831,673)	4,805,483		(4,805,483)	(28,831,673)
Total stockholders' equity	47,770,046	6,082,074			48,877,772

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$84,433,396	$7,168,201			$85,541,122

SHEARSON FINANCIAL NETWORK, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	Shearson	Real	Pro Forma
	Financial	Properties	Adjustments		Pro Forma
	Network	Technologies	Debit	Credit	Amount
Revenues:
Loan origination	$6,579,689	$-			$6,579,689
Marketing revenues and commissions	-				-
Licensing agreements	-				-
Rental income	-				-
Other income	7,424,049	9,358,624			16,782,673
Total revenues	14,003,738	9,358,624			23,362,362
					-
Cost of Sales	3,107,877	1,119,892			4,227,769
					-
Gross Profit	10,895,861	8,238,732			19,134,593
					-

Expenses:
Salary & wages & payroll taxes	7,637,313	5,440,191			13,077,504
Selling, general and administrative	2,674,553	1,690,815			4,365,368
Professional fees	3,306,116	-			3,306,116
Depreciation expense	461,028	-			461,028
Total expenses	14,079,011	7,131,006			21,210,017

(Loss) income from operations	(3,183,149)	1,107,726			(2,075,423)

Other (expense) income
Interest income					-
Interest expense	(184,855)	-			(184,855)
Forgiveness of debt	7,818,216	-			7,818,216
Total other (expense) income	7,633,361	-			7,633,361

Net income (loss)	$4,450,211	$1,107,726			$5,557,937

Net income per share basic and diluted
Weighted average number of common shares outstanding basic and diluted	$0.04				$0.06
	99,734,721				99,734,721

SHEARSON FINANCIAL NETWORK
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(1)	Pro Forma Adjustments:

Shearson Financial Network, Inc.(“SFNN”) acquired Real Property Technologies LLC (“RPT”) on June 6, 2005. For the nine months ended September 30, 2006, Shearson has consolidated RPT financial data for the four months period from June 6, 2006 to September 30, 2006, to reflect the acquisition.

Shearson Financial Network’s unaudited pro forma consolidated statement of operations is derived from Shearson Financial Network’s unaudited statement of operations for the nine months ended September 30, 2006 and Real Property Technologies unaudited statement of income for the five months ended May 31, 2006.

Pro forma adjustments were made to the unaudited consolidated balance sheet assuming the transaction had occurred on January 1, 2006 to include RPT’s earnings for the five months ended May 31, 2006.